Exhibit 99.1
Nextracker Reports Q4 and Fiscal Year 2025 Financial Results
Record Q4 FY25 Revenue of $924 Million, a 26% Increase Year-over-Year
Launches Electrical Balance of Systems (eBOS) Business With Acquisition of Bentek
FREMONT, Calif., May 14, 2025 – Nextracker (Nasdaq: NXT), a leading solar technology platform provider, today announced financial results for the fourth quarter and full year results for fiscal year 2025, ended March 31, 2025.
Financial Summary
(In millions, except per share)

	Q4 FY25	Q3 FY25	Q4 FY24
Revenue	$924	$679	$737
GAAP Gross Profit	$306	$241	$340
GAAP Gross Margin	33.1%	35.5%	46.2%
GAAP Net Income	$158	$117	$223
GAAP Net Income Margin	17.1%	17.3%	30.3%
GAAP Diluted EPS	$1.05	$0.79	$1.51

Adjusted Gross Profit	$309	$245	$222
Adjusted Gross Margin	33.4%	36.0%	30.2%
Adjusted EBITDA	$242	$186	$160
Adjusted EBITDA Margin	26.2%	27.4%	21.7%
Adjusted Net Income	$193	$154	$142
Adjusted Diluted EPS	$1.29	$1.03	$0.96
Q4 FY25 and Q3 FY25 GAAP and adjusted results include approximately $75 million and $52 million, respectively, of IRA 45X advanced manufacturing tax credit vendor rebates (“45X credits”). Q4 FY24 adjusted results do not include 45X credits, Q4 FY24 GAAP results include $121 million of 45X credits.

Please refer to Nextracker’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for more information on 45X credits and schedules III, IV and V attached to this press release for a reconciliation of non-GAAP to GAAP financial measures. Additional information can be found on the Investor Relations section of our website.
Business Highlights
•Achieved record revenue of approximately $3 billion and increased backlog again in Q4 to significantly above $4.5 billion. YoY revenue increased approximately 18%
•Realized significant uptake in our new product offerings:
◦Continued strong uptake of NX Horizon Hail Pro™ series trackers with over 9 GW of NX Horizon Hail Pro-60 and Hail Pro-75 booked in FY25. These products are widening the addressable and insurable market for solar in extreme weather locations
◦Demand for NX Horizon-XTR™ solar tracker series strengthened, including recently released XTR 1.5 tracker, which now totals more than 17 GW of XTR sold in FY25. This further validates the value of adaptability to undulating terrain
◦Exceeded bookings plan in the recently acquired foundations business, booking over 1 GW in the last two quarters of FY25

•Achieved record TrueCapture™ bookings in FY25 with solid global momentum and increasing attach rates
•Expanded geographic footprint, now serving over 40 countries with over 90 global partner factory facilities and three R&D innovation centers
•Delivered the first 100% domestic content tracker as measured by U.S. Treasury Department safe harbor statement with increasing domestic capacity served by over 25 U.S. partner facilities

“We had a fantastic year, exceeding our financial, technology, customer satisfaction, and market growth targets,” said Dan Shugar, founder and CEO of Nextracker. “We posted another strong bookings quarter with backlog again increasing sequentially, supported by robust demand around the globe. Our performance positions the company for further growth this year and enables continued investment in key strategic initiatives. We are also pleased to announce today the launch of our electrical balance-of-systems business with the acquisition of Bentek Corporation. As we continue to incorporate adjacent products and services around our core tracker technology, we are evolving Nextracker from a pure-play tracker supplier to a solar power platform company,” concluded Shugar.

“Nextracker completed a very strong financial year with record revenue and earnings, generating $622 million in free cash flow and ending the year with over $766 million in cash and no debt,” said Chuck Boynton, CFO of Nextracker. “Our ability to generate strong free cash flow enables the company to invest in both organic and inorganic growth initiatives to expand our platform to better serve our customers and extend our market leadership,” said Boynton.
FY2026 Annual Outlook

Revenue	$3.2 to $3.4 billion
GAAP Net Income	$445 to $503 million
GAAP Diluted EPS	$2.91 to $3.29
Adjusted EBITDA	$700 to $775 million
Adjusted Diluted EPS	$3.65 to $4.03
Adjusted EBITDA range of $700 million to $775 million, which excludes approximately $128 million for stock-based compensation, acquisition related costs, and net intangible amortization.
Adjusted Diluted EPS range of $3.65 to $4.03, which excludes approximately $0.64 for stock-based compensation, acquisition related costs, and net intangible amortization.
Bentek Acquisition
Nextracker also announced today the acquisition of U.S.-based Bentek Corporation, an industry pioneer and manufacturer of electrical infrastructure used in all types of solar power plants. The all-cash transaction of approximately $78 million including future contingent earnout consideration combines Bentek’s engineered, pre-assembled eBOS solutions with Nextracker’s world class solar tracker platform, providing customers streamlined procurement and project logistics from a single source. The eBOS products will be offered as standalone, industry-compatible components for both trackers and fixed tilt systems, as well as in formats optimized for use in integrated NX Horizon™ system solutions. Bentek’s U.S. fabrication footprint further enhances Nextracker’s strong domestic supply chain position.
The acquisition continues Nextracker’s strategy of incorporating complementary technologies into the company’s market-leading tracker platform to accelerate solar power plant construction, increase performance, and enhance long-term reliability.

Q4 FY2025 Earnings Call
May 14, 2025
2:00 p.m. PT / 5:00 p.m. ET
Live webcast available on investors.nextracker.com

We encourage you to review our Q4 FY25 Shareholder Letter, which, along with this press release, is available on the Nextracker Investor Relations website and includes important information for Nextracker shareholders that supplements and expands on the information in this press release.
The webcast replay will be available on the Nextracker Investor Relations website following the conclusion of the event.

About Nextracker
Nextracker is a global leader of advanced solar technology solutions used in power plants around the world. Our technology platform enables solar power plants to follow the sun’s movement across the sky and optimize performance. With products operating in more than forty countries worldwide, Nextracker offers solar tracker technologies and innovative solutions that accelerate solar power plant construction, increase performance, and enhance long-term reliability. For more information, visit www.nextracker.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for future solar adoption, the expected benefits of the Bentek Corporation acquisition (including the benefits our customers may realize as a result of integrating Bentek’s business into Nextracker’s), the demand for our products, including Hail Pro-75TM, our XTR tracker series, and TrueCaptureTM, our domestic content capabilities, the expected benefits from the expansion of our R&D facilities, initiatives and capabilities, and Nextracker’s outlook for fiscal year 2026 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.
Use of Adjusted Financial Information
An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules III, IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextracker.com.
Channels for Disclosure of Information
Nextracker intends to announce material information to the public through the Nextracker Investor Relations website investors.nextracker.com, SEC filings, press releases, public conference calls, and public webcasts. Nextracker uses these channels to communicate with its investors, customers, and the public about the company, its offerings, and other issues. As such, Nextracker encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
Investor Contact:
Sarah Lee
Investor@nextracker.com
Media Contact:
Brandy Lee
Media@nextracker.com

Schedule I
Nextracker Inc.
Unaudited condensed consolidated statements of operations and comprehensive income
(In thousands, except per share data)

	Three-month periods ended
	March 31, 2025	December 31, 2024	March 31, 2024
Revenue	$924,342	$679,363	$736,515
Cost of sales	618,655	438,460	396,045
Gross profit	305,687	240,903	340,470
Selling, general and administrative expenses	86,794	70,573	56,706
Research and development	23,586	20,094	13,090
Operating income	195,307	150,236	270,674
Interest expense	2,353	3,798	3,845
Other income, net	(5,708)	(13,778)	(16,235)
Income before income taxes	198,662	160,216	283,064
Provision for income taxes	40,848	42,842	59,864
Net income and comprehensive income	157,814	117,374	223,200
Less: Net income attributable to non-controlling interests	1,020	2,091	18,037
Net income attributable to Nextracker Inc.	$156,794	$115,283	$205,163

Earnings per share attributable to Nextracker Inc. common stockholders
Basic	$1.08	$0.80	$1.48
Diluted	$1.05	$0.79	$1.51
Weighted-average shares used in computing per share amounts:
Basic	144,888	143,664	138,389
Diluted	149,740	149,028	148,144

Nextracker Inc.
Unaudited condensed consolidated statements of operations and comprehensive income (continued)
(In thousands, except per share data)

	Twelve-month periods ended
	March 31, 2025	March 31, 2024
Revenue	$2,959,197	$2,499,841
Cost of sales	1,950,372	1,686,792
Gross profit	1,008,825	813,049
Selling, general and administrative expenses	290,321	183,571
Research and development	79,392	42,360
Operating income	639,112	587,118
Interest expense	13,096	13,820
Other income, net	(22,000)	(34,699)
Income before income taxes	648,016	607,997
Provision for income taxes	130,770	111,782
Net income and comprehensive income	517,246	496,215
Less: Net income attributable to non-controlling interests	8,078	189,974
Net income attributable to Nextracker Inc.	$509,168	$306,241

Earnings per share attributable to Nextracker Inc. common stockholders
Basic	$3.55	$3.97
Diluted	$3.47	$3.37
Weighted-average shares used in computing per share amounts:
Basic	143,539	77,068
Diluted	149,276	147,284

Schedule II
Nextracker Inc.
Unaudited condensed consolidated balance sheets
(In thousands)

	As of March 31, 2025	As of March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$766,103	$474,054
Accounts receivable, net of allowance of $1,472 and $3,872, respectively	472,462	382,687
Contract assets	405,890	397,123
Inventories	209,432	201,736
Section 45X credit receivable	215,616	125,415
Other current assets	88,483	187,220
Total current assets	2,157,986	1,768,235
Property and equipment, net	60,395	9,236
Goodwill	371,018	265,153
Other intangible assets, net	53,241	1,546
Deferred tax assets	498,778	438,272
Other assets	51,098	36,340
Total assets	$3,192,516	$2,518,782
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$585,299	$456,639
Accrued expenses	97,000	82,410
Deferred revenue	247,127	225,539
Current portion of long-term debt	—	3,750
Other current liabilities	104,086	123,148
Total current liabilities	1,033,512	891,486
Long-term debt, net of current portion	—	143,967
Tax receivable agreement (TRA) liability	394,879	391,568
Long-term deferred revenue	96,635	69,331
Other liabilities	39,360	30,402
Total liabilities	1,564,386	1,526,754
Total stockholders’ equity	1,628,130	992,028
Total liabilities and stockholders’ equity	$3,192,516	$2,518,782

Schedule III
Nextracker Inc.
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Twelve-month periods ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income	$517,246	$496,215
Depreciation and amortization of intangible assets	13,407	4,363
Changes in working capital and other, net	125,141	(71,605)
Net cash provided by operating activities	655,794	428,973
Cash flows from investing activities:
Payment for acquisitions, net of cash acquired	(152,175)	—
Purchases of property and equipment	(33,921)	(6,160)
Purchase of intangible assets	—	(500)
Net cash used in investing activities	(186,096)	(6,660)
Cash flows from financing activities:
Repayment of bank borrowings	(150,000)	—
Payment of revolver issuance costs	(6,017)	—
TRA payment	(15,520)	—
Distribution to non-controlling interest holders	(6,112)	(66,881)
Net proceeds from issuance of Class A shares	—	552,009
Purchase of LLC common units from Yuma, Inc.	—	(552,009)
Net transfers to Flex	—	(8,335)
Other financing activities	—	(3,051)
Net cash used in financing activities	(177,649)	(78,267)
Net increase in cash and cash equivalents	292,049	344,046
Cash and cash equivalents beginning of period	474,054	130,008
Cash and cash equivalents end of period	$766,103	$474,054

	Twelve-month periods ended
Adjusted free cash flow	March 31, 2025	March 31, 2024
Net cash provided by operating activities	$655,794	$428,973
Purchases of property and equipment	(33,921)	(6,160)
Other financing	—	3,750
Adjusted free cash flow	$621,873	$426,563

Schedule IV
Nextracker Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(In thousands, except percentages and per share data)

	Three-month periods ended
	March 31, 2025		December 31, 2024		March 31, 2024
GAAP gross profit & margin	$305,687	33.1%	$240,903	35.5%	$340,470	46.2%
Stock-based compensation expense	2,582		3,084		3,096
Intangible amortization	880		880		87
Advanced manufacturing tax credit vendor rebate	—		—		(121,405)
Adjusted gross profit & margin	$309,149	33.4%	$244,867	36.0%	$222,248	30.2%

GAAP operating income & margin	$195,307	21.1%	$150,236	22.1%	$270,674	36.8%
Stock-based compensation expense	40,114		26,980		16,889
Intangible amortization	1,780		1,780		87
Acquisition related costs	643		1,038		—
Advanced manufacturing tax credit vendor rebate	—		—		(121,405)
Adjusted operating income & margin	$237,844	25.7%	$180,034	26.5%	$166,245	22.6%

GAAP net income & margin	$157,814	17.1%	$117,374	17.3%	$223,200	30.3%
Stock-based compensation expense	40,114		26,980		16,889
Intangible amortization	1,780		1,780		87
Adjustment for taxes	(6,980)		6,550		23,567
Acquisition related costs	643		1,038		—
Advanced manufacturing tax credit vendor rebate	—		—		(121,405)
Adjusted net income & margin	$193,371	20.9%	$153,722	22.6%	$142,338	19.3%

GAAP net income & margin	$157,814	17.1%	$117,374	17.3%	$223,200	30.3%
Interest, net	(6,544)		(1,865)		988
Provision for income taxes	40,848		42,842		59,864
Depreciation expense	3,328		2,636		1,138
Intangible amortization	1,780		1,780		87
Stock-based compensation expense	40,114		26,980		16,889
Acquisition related costs	643		1,038		—
Advanced manufacturing tax credit vendor rebate	—		—		(121,405)
Other tax related loss (income), net	4,514		(4,413)		(21,138)
Adjusted EBITDA & margin	$242,497	26.2%	$186,372	27.4%	$159,623	21.7%

Diluted earnings per share
GAAP	$1.05		$0.79		$1.51
Earnings per share attributable to Non-GAAP adjustments	0.24		0.24		(0.55)
Adjusted	$1.29		$1.03		$0.96

Diluted shares used in computing per share amounts	149,740		149,028		148,144

Nextracker Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(In thousands, except percentages and per share data)

	Twelve-month periods ended
	March 31, 2025		March 31, 2024
GAAP gross profit & margin	$1,008,825	34.1%	$813,049	32.5%
Stock-based compensation expense	11,927		10,764
Intangible amortization	2,744		275
Advanced manufacturing tax credit vendor rebate	—		(121,405)
Adjusted gross profit & margin	$1,023,496	34.6%	$702,683	28.1%

GAAP operating income & margin	$639,112	21.6%	$587,118	23.5%
Stock-based compensation expense	118,880		56,783
Intangible amortization	5,523		275
Acquisition related costs	5,338		—
Advanced manufacturing tax credit vendor rebate	—		(121,405)
Adjusted operating income & margin	$768,853	26.0%	$522,771	20.9%

GAAP net income & margin	$517,246	17.5%	$496,215	19.8%
Stock-based compensation expense	118,880		56,783
Intangible amortization	5,523		275
Adjustment for taxes	(16,348)		19,527
Acquisition related costs	5,338		—
Advanced manufacturing tax credit vendor rebate	—		(121,405)
Adjusted net income & margin	$630,639	21.3%	$451,395	18.1%

GAAP net income & margin	$517,246	17.5%	$496,215	19.8%
Interest, net	(9,246)		2,124
Provision for income taxes	130,770		111,782
Depreciation expense	7,884		4,088
Intangible amortization	5,523		275
Stock-based compensation expense	118,880		56,783
Acquisition related costs	5,338		—
Advanced manufacturing tax credit vendor rebate	—		(121,405)
Other tax related loss (income), net	101		(28,397)
Adjusted EBITDA & margin	$776,496	26.2%	$521,465	20.9%

Diluted earnings per share
GAAP	$3.47		$3.37
Earnings per share attributable to Non-GAAP adjustments	0.75		(0.31)
Adjusted	$4.22		$3.06

Diluted shares used in computing per share amounts	149,276		147,284
See the accompanying notes on Schedule V attached to this press release

Schedule V
Nextracker Inc.
Notes
To supplement Nextracker’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted net income, adjusted diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextracker’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextracker’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.
Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
The 45X Advanced Manufacturing Production Tax Credit (“45X Credit”) which was established as part of the Inflation Reduction Act (IRA), is a per-unit tax credit earned over time for each clean energy component domestically produced and sold by a manufacturer. The 45X Credit was eligible for domestic parts manufactured after January 1, 2023. The Company has executed agreements with certain suppliers to ramp up its U.S. manufacturing footprint. These suppliers produce 45X Credit eligible parts, including torque tubes, and structural fasteners, that will then be incorporated into a solar tracker. The Company has contractually agreed with these suppliers to share a portion of the credit related to Nextracker’s purchases. The Company accounts for these credits as a reduction of the purchase price of the parts acquired from the vendor and therefore a reduction of inventory until the part is sold, at which point the Company recognizes such credit as a reduction of cost of sales on the unaudited condensed consolidated statements of operations and comprehensive income. During the fourth quarter of fiscal 2024, the Company determined the amount of the 45X vendor rebates it expects to receive in accordance with the vendor contracts and recognized a cumulative reduction to cost of sales of $121.4 million related to 45X Credit vendor rebates earned on production of eligible components shipped to projects starting on January 1, 2023 through March 31, 2024. The Company believes that the assessment of its operations excluding the benefit from the vendor credits provides a more consistent comparison of its performance given the cumulative nature of the amount recorded in the fiscal fourth quarter. Beginning in the first quarter of fiscal year 2025, these 45X credit vendor rebates are not excluded from our non-GAAP financial measures.
Acquisition costs consist primarily of nonrecurring transaction costs for business acquisitions.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.